Filed Pursuant to Rule 433
Registration No. 333-197420-02

CORRECTS A4 LEGAL FINAL: *PXD* $750mm Fifth Third Auto Trust (FITAT) 2015-1

Joint Leads:  Credit Suisse(str), Barclays, Citi, RBC

Co-Managers:  Fifth Third Securities

CLS	$AMT(mm)	WAL	MDY/FTCH	WIN	L.FINAL	BNCH SPRD	YLD %	CPN %	$ PRICE
A1	187.000	0.26	P-1/F1+	1-7	11/15/16		0.43%		100-00
A2A	124.000	0.98	Aaa/AAA	7-18	05/15/18	EDSF + 53	1.025	1.02	99.99727
A2B	100.000	0.98	Aaa/AAA	7-18	05/15/18	1mL + 55			100-00
A3	264.000	2.14	Aaa/AAA	18-37	03/16/20	IntS + 65	1.432	1.42	99.98371
A4	75.000	3.29	Aaa/AAA	37-41	8/15/22	IntS + 75	1.801	1.79	99.98636

* Expected Settle	: 11/05/15	* Format	: Public/SEC-Registered
* First Pay Date	: 11/16/15	* ERISA	: Yes
* Expected Ratings	: Moody’s, Fitch	* Min Denoms	: $1k by $1k
* Timing	: Priced	* Ticker	: FITAT 2015-1

* Roadshow	: www.dealroadshow.com	Passcode	: fitat151
* Intexnet	: csffitat2015-1_red_750mm	Passcode	: 747U

THE INFORMATION CONTAINED HEREIN OR IN THE ATTACHED MATERIALS (THE “INFORMATION”) HAS BEEN PROVIDED BY CREDIT SUISSE SECURITIES (USA) LLC (“CS”) AND IS PRELIMINARY AND SUBJECT TO CHANGE. THE INFORMATION DOES NOT INCLUDE ALL OF THE INFORMATION REQUIRED TO BE INCLUDED IN THE PRIVATE PLACEMENT MEMORANDUM RELATING TO THE SECURITIES. AS SUCH, THE INFORMATION MAY NOT REFLECT THE IMPACT OF ALL STRUCTURAL CHARACTERISTICS OF THE SECURITIES. THE ASSUMPTIONS UNDERLYING THE INFORMATION, INCLUDING STRUCTURE AND COLLATERAL, MAY BE MODIFIED FROM TIME TO TIME TO REFLECT CHANGED CIRCUMSTANCES. PROSPECTIVE PURCHASERS ARE RECOMMENDED TO REVIEW THE PRELIMINARY AND FINAL PRIVATE PLACEMENT MEMORANDA RELATING TO THE SECURITIES (“OFFERING DOCUMENTS”) DISCUSSED IN THIS COMMUNICATION. OFFERING DOCUMENTS CONTAIN DATA THAT IS CURRENT AS OF THEIR PUBLICATION DATES AND AFTER PUBLICATION MAY NO LONGER BE COMPLETE OR CURRENT. A FINAL PRIVATE PLACEMENT MEMORANDUM MAY BE OBTAINED FROM CS BY CALLING TOLL- FREE 1-800-221-1037.